UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRINCIPAL FUNDS, INC. – INTERNATIONAL FUND I
INFORMATION STATEMENT
August 9, 2013
This Information Statement is provided in connection with the subadvisory fee reallocation between Schroder Investment Management North America (“SIMNA” or the “Sub Advisor”) and Schroder Investment Management North America Limited (“SIMNA Limited” or the “Sub-Subadvisor”) to the Principal Funds, Inc. (“PFI”)-International Fund I (the “Fund”). SIMNA Limited entered into an Amended and Restated Sub-Sub-Advisory Agreement with Principal Management Corporation (the “Advisor”), the investment advisor to PFI, on June 1, 2013.

Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.

The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services) is 711 High Street, Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 1100 Investment Boulevard, El Dorado Hills, CA 95762-5710.

The Fund will furnish, without charge, a copy of its annual report and its most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
On December 14, 2009, the Board of Directors of PFI unanimously approved the addition of SIMNA (and SIMNA Limited through a sub-sub-advisory agreement) to the Fund. On March 11, 2013, the Board of Directors of PFI unanimously approved to amend the Sub-Sub-Advisory agreement (the “Sub-Subadvisory Agreement”) between the Manager, SIMNA and its affiliate, SIMNA Limited, in connection with a subadvisory fee reallocation between SIMNA and SIMNA Limited. The amendment does not alter the services SIMNA and SIMNA Limited provide to the Fund, nor the Fees paid by the Advisor.

AMENDED AND RESTATED SUB-SUB-ADVISORY AGREEMENT
The terms of the Sub-Sub-Advisory Agreement is the same in all material respects as the current sub-sub-advisory agreement, other than the fees to be paid. The Sub-advisory agreement with the Sub-Advisor is not changing.

The current Sub-Subadvisory Agreement provides that SIMNA Limited will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.

Under the sub-advisory agreements, the Advisor pays both Pyramis and SIMNA a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets each manages. The schedules for the fees the Advisor pays Pyramis and SIMNA, which is not changing, is listed below.

Pyramis
Assets Under Management	Fee (Annualized Rate)
First $200 million	0.45%
Next $450 million	0.40%
Over $650 million	0.35%

SIMNA
Assets Under Management	Fee (Annualized Rate)
First $150 million	0.45%
Next $150 million	0.40%
Over $300 million	0.35%

SIMNA, not the Fund, compensates SIMNA Limited for the services it provides. The sub-subadvisory fee SIMNA will pay SIMNA Limited at the end of each month, is changing from (50%) of all fees SIMNA receives from the Advisor, to (53%) of all fees SIMNA receives from the Advisor.

SUB-ADVISOR AND SUB-SUB-ADVISOR

•	Schroder Investment Management North America Inc. (875 Third Avenue, New York, NY 10022) is 100% directly owned by Schroder U.S. Holdings Inc.

•	Schroder Investment Management North America Limited (31 Gresham Street, London EC2V 7QA) is 100% directly owned by Schroder Investment Management Limited.

•	Schroder U.S. Holdings Inc. (875 Third Avenue, New York, NY 10022) is 100% directly owned by Schroder International Holdings Limited.

•	Schroder International Holdings Limited (31 Gresham Street, London EC2V 7QA) and Schroders Investment Management Limited are each 100% directly owned by Schroder Administration Limited.

•
Schroder Administration Limited (31 Gresham Street, London ED2V 7QA) is 100% directly owned by Schroders plc (31 Gresham Street, London EC2V 7QA), a publicly traded company on the London Stock Exchange.

Management of SIMNA. Set forth below are the names and principal occupations of the principal executive officers of Schroder. The address for all listed officers is 875 Third Avenue, New York, NY 10022.

Name	Position with SIMNA
Stephen DeTore	Director
Virginie Maisonneuve	Director
Paul Chislett	Director and Financial Controller
Mark A. Hemenetz	Director and Chief Operating Officer
Patricia Woolridge	Secretary
Carin Muhlbaum	Assistant Secretary
Janice McCann	Assistant Secretary

Management of SIMNA Limited. Set forth below are the names and principal occupations of the principal executive officers of SIMNA Limited. The address for all listed officers is 31 Gresham Street, London EC2V 7QA.

Name	Position with SIMNA Limited
Paul Chislett	Director and Chartered Management Accountant
Peter Harrison	Director and Chairman, Fund Management
Virginie Maisonneuve	Director and Head of Global and International Equities
Gareth Taylor	Director and Head of Compliance Advisory, Investment

Similar Investment Companies Advised by SIMNA. SIMNA currently acts as investment adviser to the following registered investment companies having similar investment objectives and policies as those of the Fund.

Name of Investment Company	Net Assets (as of 07/31/2013)	Annual Fee Rate
Schroder International Alpha Fund	$181	0.80% (1)

(1)
The Funds advisor has contractually agreed through February 28, 2014, if necessary, to pay or reimburse the Fund to the extent that Total Annual Fund Operating Expenses (other than Acquired Fund Fees and Expenses, other indirect acquired fund expenses, interest taxes, and extraordinary expenses), for the Fund’s Investor Shares, exceed 0.95% of Investor Shares’ average daily net assets and, for the Fund’s Advisor Shares, exceed 1.30% of Advisor Shares’ average daily net assets. The expense limitation may only be terminated during its term by the Board of Trustees.

Fees Paid to Schroder. PMC paid $2,574,443.10 to SIMNA for the fiscal year ending October 31, 2012 with respect to the Fund.

BOARD EVALUATION OF NEW SUB-ADVISORY AND SUB-SUB-ADVISORY AGREEMENT
On March 11, 2012, the Board considered for approval the following agreement related to the International Fund I: the approval of an amended and restated sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between the Manager, SIMNA and its affiliate, SIMNA Limited, in connection with the proposed subadvisory fee reallocation between SIMNA and SIMNA Limited.
The Board reviewed materials received from the Manager regarding the proposed subadvisory fee reallocation. The Board considered the Manager’s representation that the subadvisory fee reallocation would not reduce the quality or quantity of the services provided by SIMNA and SIMNA Limited to the Fund and that obligations of SIMNA and SIMNA Limited under the subadvisory agreement and Sub-Subadvisory Agreement, respectively, would remain the same in all material respects. The Board also considered that the Manager was not proposing any changes to the terms of the Sub-Subadvisory Agreement, other than to the fee schedule. The Board noted that the proposed fee change was solely a reallocation between affiliated subadvisers and that no changes were proposed with respect to the advisory fee paid to the Manager by the Fund or the subadvisory fee paid by the Manager to SIMNA.

The Board considered that they had last approved the subadvisory agreement with SIMNA and the Sub-Subadvisory Agreement during the annual contract renewal process that concluded at the Board of Directors’ September 2012 meeting. They noted that during the annual contract renewal process, they had determined that the fee paid by the Manager to SIMNA, and the fee paid by SIMNA to SIMNA Limited were reasonable. They also noted that they had considered the nature, quality and extent of services provided by the SIMNA Limited under the Sub-Subadvisory Agreement and had concluded, based on the information provided, that the terms of the Sub-Subadvisory Agreement were reasonable and that approval of the Sub-Subadvisory Agreement was in the best interests of the Fund.

FUND OWNERSHIP
As August 8, 2013, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of August 8, 2013, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

	Share	Percentage of
Name and Address	Class	Ownership
PERSHING LLC	Institutional	6.97%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

PRINCIPAL LIFE INSURANCE CO	Institutional	91.47%
FBO PRINCIPAL FINANCIAL GROUP
ATTN: RIS NPIO TRADE DESK
711 HIGH STREET
DES MOINES IA 50392-9992

DELAWARE CHARTER GUARANTEE & TRUS	R-1	98.09%
FBO VARIOUS QUALIFED PLANS
711 HIGH STREET
DES MOINES IA 50392-0001

DELAWARE CHARTER GUARANTEE & TRUS	R-2	98.80%
FBO VARIOUS QUALIFED PLANS
FBO PRINCIPAL FINANCIAL GROUP
ATTN RIS NPIO TRADE DESK
711 HIGH STREET
DES MOINES IA 50392-0001

PRINCIPAL TRUST COMPANY	R-3	6.77%
FBO DC OF IA TELECOMMUNICATIONS SERVICES
ATTN SUSAN SAGGIONE
1013 CENTRE RD
WILMINGTON DE 19805-1265

DELAWARE CHARTER GUARANTEE & TRUS	R-3	81.09%
FBO VARIOUS QUALIFED PLANS
FBO PRINCIPAL FINANCIAL GROUP
ATTN RIS NPIO TRADE DESK
711 HIGH STREET
DES MOINES IA 50392-0001

DELAWARE CHARTER GUARANTEE & TRUS	R-4	84.25%
FBO VARIOUS QUALIFED PLANS
FBO PRINCIPAL FINANCIAL GROUP
ATTN: RIS NPIO TRADE DESK
711 HIGH STREET
DES MOINES IA 50392-0001

	Share	Percentage of
Name and Address	Class	Ownership
PRINCIPAL TRUST COMPANY	R-4	10.51%
FBO PROASSURANCE GRP SVC CORP NQ EXCESS
ATTN SUSAN SAGGIONE
1013 CENTRE RD
WILMINGTON DE 19805-1265

DELAWARE CHARTER GUARANTEE & TRUS	R-5	91.78%
FBO PRINCIPA FINACIAL GROUP
711 HIGH STREET
DES MOINES IA 50392-0001

SUB-SUB-ADVISORY AGREEMENT FOR
PRINCIPAL FUNDS, INC. -- INTERNATIONAL FUND I

THIS AMENDED AND RESTATED SUB-SUB-ADVISORY AGREEMENT is made as of this 1st day of June, 2013, among SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. (“SIMNA”), a corporation organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York, New York 10022, and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED (“SIMNA Limited”) a UK corporation with its principal office and place of business at 31 Gresham Street, London, UK EC2V 7QA, and agreed and approved by PRINCIPAL MANAGEMENT CORPORATION (“PMC”), a corporation organized under the laws of the State of Iowa.
W I T N E S S E T H
WHEREAS, PMC has retained SIMNA as its sub-adviser to render investment advisory services to the International Fund I (the “Fund”), a series of Principal Funds, Inc., a Maryland Corporation (the “Corporation”) registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to a Sub-Advisory Agreement dated as of January 11, 2010 (the “Principal Advisory Agreement”); and
WHEREAS, SIMNA desires to employ SIMNA Limited as its investment sub-adviser, and SIMNA Limited is willing to render investment sub-advisory services to SIMNA, subject to and in accordance with the terms and conditions of this Agreement.
NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, PMC, SIMNA and SIMNA Limited hereby agree as follows:
1.    Appointment of SIMNA Limited. SIMNA hereby employs SIMNA Limited as investment sub-adviser for the assets of the Fund, and PMC hereby agrees to such appointment, on the terms and conditions set forth herein, and subject to the direction of SIMNA. SIMNA Limited accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.
2.    Duties of SIMNA Limited.
(a) SIMNA employs SIMNA Limited to act as its sub-advisor in managing the investment and reinvestment of the assets of the Fund in accordance with the Principal Advisory Agreement; to continuously review, supervise, and administer an investment program for the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Corporation (either directly or through SIMNA) with all records concerning the activities of SIMNA Limited that the Corporation is required to maintain; and to render or assist SIMNA in rendering regular reports to the Corporation’s officers and the Board of Directors concerning the discharge of SIMNA Limited’s responsibilities hereunder. SIMNA Limited will discharge the foregoing responsibilities subject to the supervision and oversight of SIMNA, the Corporation’s officers and the Board of Directors and in compliance with the objective, policies, and limitations set forth in the Fund’s prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to SIMNA Limited in writing (either directly or through SIMNA), and applicable laws and regulations. SIMNA Limited agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

(b) SIMNA Limited acknowledges and agrees that SIMNA is ultimately responsible for all aspects of providing to the Fund the services required of SIMNA under the Principal Advisory Agreement. Accordingly, SIMNA Limited shall discharge its duties and responsibilities specified in paragraph (a) of this Section 2 and elsewhere in this Agreement subject at all times to the direction, control, supervision, and oversight of SIMNA. In furtherance thereof, SIMNA Limited shall, without limitation, (i) make its offices available to representatives of SIMNA and PMC for on-site inspections and consultations with the officers and applicable portfolio managers of SIMNA Limited responsible for the day-to-day management of the Fund, (ii) upon request, provide SIMNA and PMC with copies of all records it maintains regarding its management of the Fund and (iii) report to PMC as reasonably requested and to SIMNA each calendar quarter and at such other times as SIMNA may reasonably request regarding (A) SIMNA Limited's implementation of the Fund's investment program and the Fund's portfolio composition and performance, (B) any policies and procedures implemented by SIMNA Limited to ensure compliance with United States securities laws and regulations applicable to SIMNA Limited and the Fund, (C) the Fund's compliance with the objective, policies, and limitations set forth in the Fund's prospectus and Statement of Additional Information and any additional operating policies or procedures that the Fund communicates to SIMNA Limited in writing (either directly or through SIMNA) and (D) such other matters as SIMNA or PMC may reasonably request.
3.    Securities Transactions. Among its responsibilities, SIMNA Limited shall select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, subject to written policies and procedures provided to SIMNA Limited (either directly or through SIMNA), consistent with the applicable provisions in the Principal Advisory Agreement and consistent with Section 28(e) of the Securities Exchange Act of 1934. SIMNA Limited will promptly communicate or assist SIMNA in communicating to PMC, the Corporation's officers and the Board of Directors such information relating to the portfolio transactions SIMNA Limited has directed on behalf of the Fund as SIMNA, PMC, or such officers or the Board of Trustees may reasonably request.
4.    Compensation of SIMNA Limited. For the services to be rendered by SIMNA Limited as provided in this Agreement, SIMNA (not PMC, the Corporation, or the Fund) will pay to SIMNA Limited at the end of each of month a fee equal to the amount set forth on Schedule I attached hereto. For clarity, SIMNA (not PMC, the Corporation, or the Fund) shall be obligated to pay SIMNA Limited fees hereunder for any period only out of and following SIMNA's receipt from PMC of advisory fees pursuant to Section 4 and Appendix A of the Principal Advisory Agreement for such period. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such partial month bears to the full month in which such effectiveness or termination occurs.
5.    Compliance. SIMNA Limited agrees to comply with all policies, procedures, or reporting requirements that the Board of Directors reasonably adopts and communicates to SIMNA Limited in writing (either directly or through SIMNA) including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. ·Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of SIMNA Limited in relation to the Fund.

6.    Status of SIMNA Limited. The services of SIMNA Limited to SIMNA under this Agreement are not to be deemed exclusive, and SIMNA Limited will be free to render similar services to others so long as its services to SIMNA under this Agreement are not impaired thereby. SIMNA Limited will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Corporation.
7.    Liability of SIMNA Limited. No provision of this Agreement will be deemed to protect SIMNA Limited against any liability to SIMNA, PMC, the Corporation, or the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.
8.    Duration; Termination; Notices; Amendment. Unless sooner terminated as provided herein, this Agreement shall continue in effect for so long as the Principal Advisory Agreement remains in effect. Notwithstanding the foregoing, this Agreement may also be terminated, without the payment of any penalty, by SIMNA (i) upon 60 days' written notice to SIMNA Limited; or (ii) upon material breach by SIMNA Limited of any representations and warranties set forth in this Agreement, if such breach has not been cured within 20 days after written notice of such breach; SIMNA Limited may terminate this Agreement at any time, without payment of any penalty, (1) upon 60 days' written notice to SIMNA; or (2) upon material breach by SIMNA of any representations and warranties set forth in the Agreement, if such breach has not been cured within 20 days after written notice of such breach. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Principal Advisory Agreement. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:
If to SIMNA, at:
Schroder Investment Management North America Inc.
875 Third Avenue
22nd Floor
New York, New York 10022
Attention: Legal Department
Telephone: 212-641-3800
Facsimile: 212-632-2990

If to SIMNA Limited, at:
Schroder Investment Management North America Limited
31 Gresham Street
London, U.K. EC2V 7QA
Attention: Legal Department
Telephone: 020 7658 6000
Facsimile: 020 7658 6965

If to PMC, at:
Principal Financial Group
71 1 High Street
Des Moines, Iowa 50392-0200
Attention: Legal Department
Phone: 515-235-9328
Facsimile: 866-496-6527

This Agreement may be amended by mutual consent of the parties hereto.
9.    Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.
10.    Confidentiality. SIMNA Limited shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than SIMNA, the Corporation, the Board of Directors, PMC, and any director, officer, or employee of SIMNA, the Corporation, or PMC, except (i) with the prior written consent of the Corporation, (ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over SIMNA or SIMNA Limited, or (iii) for information that is publicly available other than due to disclosure by SIMNA Limited or its affiliates or becomes known to SIMNA Limited from a source other than SIMNA, the Corporation, the Board of Directors, or PMC.
11.    Proxy Policy. SIMNA Limited acknowledges that unless PMC or the Fund gives written instructions to SIMNA the contrary, SIMNA, and SIMNA Limited by delegation from SIMNA, is responsible for voting, or abstaining from voting, all proxies with respect to companies whose securities are held in that portion of the Fund allocated to SIMNA by PMC, using its best good faith judgment to vote, or abstain from voting, such proxies in the manner that best serves the interests of the Fund's shareholders.
12.    Governing Law. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.
13.    Treatment of Fund Under FSA Rules. The Fund will be treated as a Professional Client under rules of the Financial Services Authority in the United Kingdom.
14.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Sub-Advisory Agreement to be executed as of the date first set forth herein.

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

By:___________________________________________
Name:
Title:

By:___________________________________________
Name:
Title:

SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED

By:___________________________________________
Name:
Title:

By:___________________________________________
Name:
Title:

PRINCIPAL MANAGEMENT CORPORATION

By:___________________________________________
Name:
Title:

SCHEDULE I

Compensation of SIMNA Limited
Dated _________ ___, 2013

For services rendered by SIMNA Limited as provided in this Agreement, SIMNA (and not PMC, the Corporation or the Fund) will pay SIMNA Limited a sub-subadvisory fee at the end of each month. Under the Schroders Group Transfer Pricing Policy, SIMNA will pay SIMNA Limited an amount equal to fifty-three percent (53%) of all fees actually paid by PMC to SIMNA in the prior month under Section 4 and Appendix A of the Principal Advisory Agreement.